MORGAN
                                                  & COMPANY
                                                    Chartered Accountants




October 11, 2002



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
20549

Dear Sirs:

We were previously the principal accountants for Superior Networks Inc. and, under the date of February 12, 2002, we reported on the balance sheets as at November 30, 2001 and 2000, and statements of operations and deficit, cash flows, and stockholders' equity for the periods ended June 30, 2001 and 2000. We were dismissed as principal independent accountants of Superior Networks Inc. on October 11, 2002.

We have read the statements made by Superior Networks Inc. included under Item 4 of its Current Report on Form 8-K, dated October 11, 2002, and we agree with such statements.

Yours very truly,

/s/"Jim Philip"
-----------------------
Jim Philip, C.A.
for MORGAN & COMPANY

JLP/mh



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